AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 22nd day of September, 2011, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Exhibit U attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

            WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U, the funds and fees of O’Shaughnessy Funds, is hereby superseded and replaced with Exhibit U attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit U to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series
O'Shaughnessy Small/Mid Cap Growth Fund
O'Shaughnessy Enhanced Dividend Fund
O'Shaughnessy All Cap Core Fund
O'Shaughnessy Global Equity Fund
O'Shaughnessy International Equity Fund
O’Shaughnessy Tactical Asset Allocation Fund

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at June, 2010

Annual Service Charges to the Fund*
▪ Base Fee Per Fund (first fund)             $[  ]/year
▪ Additional Classes Base Fee/CUSIP  $[  ]/year
▪ NSCC Level 3 Accounts                       $[  ]/open account
▪ Direct Accounts                                     $[  ]/open account
▪ Closed Accounts                                   $[  ]/closed account
Activity Charges
▪ Manual Shareholder Transaction        $[  ]/transaction
▪ Omnibus Account Transaction           $[  ]/transaction
▪ Correspondence                                     $[  ]/item
▪ Telephone Calls                                      $[  ]/minute
▪ Voice Response Calls                            $[  ]/call

Implementation Charges
▪ First CUSIP$[  ]/fund group setup
▪ Subsequent CUSIPs  $[  ]/each additional CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.

No advisor signature required on these transfer agent fee schedules as the fees are not changing at September 22, 2011.

Exhibit U to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at June, 2010

FAN WEB
Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over [  ] open accounts)
− Implementation - $[  ]/fund group – includes up to [  ] hours of technical/BSA support
− Annual Base Fee - $[  ]/year
▪ FAN Web Select (Fund Groups under [  ] open accounts) – See Functionality Worksheet
− Implementation - $[  ]/fund group – includes up to [  ] hours of technical/BSA support
− Annual Base Fee - $[  ]/year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $[  ]/hour
▪ Activity (Session) Fees:
− Inquiry - $[  ]/event
− Account Maintenance - $[  ]/event
− Transaction – financial transactions, reorder statements, etc. - $[  ]/event
− New Account Setup - $[  ]/event (Not available with FAN Web Select)
VISION MUTUAL FUND GATEWAY
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $[  ]/event
− Per broker ID - $[  ]/month per ID
▪ Transaction Processing
− Implementation - $[  ]/management company
− Transaction – purchase, redeem, exchange, literature order - $[  ]/event
− New Account Set-up – may contain multiple fund/accounts - $[  ]/event
− Monthly Minimum Charge - $[  ]/month

VISION ELECTRONIC STATMENTS
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− Develop eBusiness Solutions Software - $[  ]/fund group
− Code Print Software - $[  ]
▪ Load charges
− $[  ]/image
▪ Archive charge (for any image stored beyond [  ] years)
−   $[  ]/document

*Normal Vision ID and activity charges also apply.

Exhibit U to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at June, 2010
FAN MAIL
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $[  ]/year
▪ Per Record Charge
− Rep/Branch/ID - $[  ]
− Dealer - $[  ]
▪ Price Files - $[  ] or $[  ]/user per month, whichever is less

CLIENT Web DATA ACCESS
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup: MFx Portal - $[  ]
▪ Service - $[  ] /user per month
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
− 3270 – T/A Mainframe Access
▪ Custom Electronic File Exchange (DDS of delivery of TIP files) - $[  ] one time setup fee

CLIENT DEDICATED LINE DATA ACCESS
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $[  ]/year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus out-of-pocket expenses

TRANSFER AGENT TRAINING SERVICES
▪ On-site at USBFS - $[  ] /day
▪ At client location - $[  ] /day plus travel and out-of-pocket expenses

Exhibit U to the Advisors Series Trust Transfer Agent Servicing Agreement TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2010

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
▪ [  ] days or less – $[  ] /open account
▪ [  ]-[  ] days – $[  ]/open account
▪ [  ]-[  ] days – $[  ] /open account
▪ [  ] days – [  ] year - $[  ] /open account
▪ [  ] years – [  ] years - $[  ]/open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation.
▪ $[  ]/direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $[  ] setup /fund group of [  ]-[  ] funds, $[  ] setup /fund group of over [  ] funds
▪ $[  ]/account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ] per open account per year.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $[  ] setup /fund group
▪ $[  ]/certificate transaction

E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪ $[  ] setup /fund group
▪ $[  ]/month administration
▪ $[  ]/received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $[  ]/fund group per month

FAF Money Market Fund Service Organizations
▪ $[  ]/money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $[  ]/fund group
▪ Annual Fee - $[  ]/open and closed account

No advisor signature required as transfer agent fees are not changing at September 22, 2011.

Exhibit U to the Advisors Series Trust Transfer Agent Servicing Agreement TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2010
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $[  ]/qualified plan acct (Cap at $[  ]/SSN)
▪ $[  ]/Coverdell ESA acct (Cap at $[  ]/SSN)
▪ $[  ]/transfer to successor trustee
▪ $[  ]/participant distribution (Excluding SWPs)
▪ $[  ]/refund of excess contribution
▪ $[  ]/reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $[  ]/outgoing wire transfer
▪ $[  ]/overnight delivery
▪ $[  ]/telephone exchange
▪ $[  ]/return check or ACH
▪ $[  ]/stop payment
▪ $[  ]/research request per account (Cap at $[  ]/request) (For requested items of the second calendar year [or previous] to the request)
Programming Charges
Charges incurred for customized services based upon fund family requirements including but not limited to:
▪ Fund setup programming (transfer agent system, statements, options, etc.) – estimate [  ] hours per CUSIP
▪ Select reports – shareholder system queries for customized reporting, mailings, etc.
▪ File transmissions of client requested shareholder data file extracts
▪ Customized service development
▪ Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [  ] hours per fund family
▪ All other client specific customization and/or development services
Literature Fulfillment Services
▪ Account Management
− $[  ]/month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
− Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $[  ]/month
− Call Servicing - $[  ]/minute
▪ Lead Conversion Reporting
− Account Management- $[  ]/month
− Database Installation, Setup -$[  ]/fund group
− Specialized Programming - (Separate Quote)*
▪ Web On-line Fund Fulfillment
− Account Management- $[  ]/month
− Installation, Setup - $[  ]/fund group
− Per Literature Order - $[  ]/request
▪ Follow-up Services
− Correspondence - $[  ]/item
Fees exclude postage and printing charges.